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                            SCHEDULE 14A INFORMATION

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                       Morton's Restaurant Group, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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      From: KEKST AND COMPANY                   July 11, 2002
            Lissa Perlman
            David Lilly
            437 Madison Avenue
            New York, NY  10022-7001
            (212) 521-4800

      For:  MORTON'S RESTAURANT GROUP, INC.           FOR IMMEDIATE RELEASE
            3333 New Hyde Park Road                   ---------------------
            New Hyde Park, NY  11042
            (516) 627-1515
            www.mortons.com

      Contact:    THOMAS J. BALDWIN, EXECUTIVE VICE PRESIDENT, CHIEF
                  --------------------------------------------------
                  FINANCIAL OFFICER, MORTON'S RESTAURANT GROUP, INC.
                  --------------------------------------------------

      MORTON'S RESTAURANT GROUP STATES THAT ICAHN CONDITION WOULD REQUIRE
      -------------------------------------------------------------------
      BREACH OF CASTLE HARLAN MERGER AGREEMENT
      ----------------------------------------

      New Hyde Park, NY.... Morton's Restaurant Group, Inc. (NYSE:MRG) today announced that it had advised Carl Icahn that the condition to acceptance of the latest proposal received from his affiliate High River Limited Partnership would require Morton's to breach its existing merger agreement, exposing the Company to damages and exposing its shareholders to the risk that both the Castle Harlan binding agreement and the Icahn proposal could be lost. Unlike previous offers by Mr. Icahn, his most recent proposal was conditioned on Morton's, by the close of business yesterday, exempting High River from Morton's stockholders rights agreement to permit High River to "negotiate, enter into agreements and arrangements, and otherwise join, with others, to acquire Morton's." It was apparent that Mr. Icahn desired to enter into arrangements to finance a possible acquisition of the Company with Barry Florescue. Taking the action Mr. Icahn required is clearly prohibited by a provision in the Company's existing merger agreement with Castle Harlan, and in fact that very same provision is present in every form of merger agreement proposed by High River. Morton's

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      Special Committee requested that Castle Harlan waive its contract right to enable the Company to satisfy the Icahn condition, and Castle Harlan declined. The Special Committee then indicated to Mr. Icahn that it would be prepared to recommend Mr. Icahn's offer over Castle Harlan's if he would drop the condition. In a letter to the Special Committee's financial advisor, Mr. Icahn refused to drop the condition and indicated that he was now willing to proceed with his transaction only under unspecified "appropriate circumstances." The advisors to Morton's Special Committee and Board of Directors were unable to advise that the Icahn conditional proposal, even if it remained outstanding, was superior to Castle Harlan's and reasonably capable of being consummated, in view of its requiring the Company to breach its contractual obligation. Based on the positions taken by Castle Harlan and Mr. Icahn, the Special Committee was unable to accept the Icahn proposal and, accordingly, the Company remains committed to its binding agreement with Castle Harlan to acquire the Company for $16.00 per share in cash.

      FORWARD-LOOKING STATEMENTS
      --------------------------

      EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED IN THIS NEWS RELEASE, THE MATTERS ADDRESSED ARE FORWARD - LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, COMPETITIVE ACTIVITIES, THE COMPANY'S EXPANSION PLANS AND RESTAURANT PROFITABILITY LEVELS AND OTHER MATTERS IDENTIFIED FROM TIME TO TIME IN THE COMPANY'S PUBLIC REPORTS AND SEC FILINGS. ACTUAL RESULTS MAY VARY.

      ADDITIONALLY, THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES RELATING TO THE PROPOSED MERGER AND OTHER FUTURE EVENTS, INCLUDING WHETHER AND WHEN THE PROPOSED MERGER WILL BE CONSUMMATED. A VARIETY OF FACTORS COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, RISKS THAT STOCKHOLDER APPROVAL AND MATERIAL THIRD PARTY CLEARANCES MAY NOT BE OBTAINED IN A TIMELY MANNER OR AT ALL, THAT AN ORDER OR INJUNCTION MAY BE IMPOSED PROHIBITING OR DELAYING THE MERGER AND THAT ANY OTHER CONDITIONS TO THE MERGER MAY NOT BE SATISFIED OR WAIVED. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

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